November 2010

MFA

FINANCIAL, INC.

Forward Looking Statements

MFA FINANCIAL, INC.

When used in this presentation or other written or oral communications, statements which are not historical in nature, including those containing words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, are intended to identify "forward-looking statements" for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions.

These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. Statements regarding the following subjects, among others, may be forward-looking: changes in interest rates and the market value of MFA's MBS; changes in the prepayment rates on the mortgage loans securing MFA's MBS; MFA's ability to borrow to finance its assets; implementation of or changes in government regulations or programs affecting MFA's business; MFA's ability to maintain its qualification as a REIT for federal income tax purposes; MFA's ability to maintain its exemption from registration under the Investment Company Act of 1940; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in the annual, quarterly and/or current reports that MFA files with the SEC, could cause MFA's actual results to differ materially from those projected in any forward-looking statements it makes.

These forward-looking statements are based on beliefs, assumptions and expectations of MFA's future performance, taking into account all information currently available. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MFA

is positioned with the requisite expertise to benefit from investment in Agency <u>and</u> Non-Agency Residential MBS

MFA FINANCIAL, INC.

Experienced Management Team Focused on Residential MBS Opportunities

- Non-Agency MBS remain available at deep discounts to par value.
- Agency MBS continue to benefit from a steep yield curve.
- Our goal remains to generate double-digit ROEs with appropriate levels of leverage.

MFA FINANCIAL, INC.

16.4% Annual Return Since January 2000

Total Return*


500
400
300
200
100
0
-100
Dec-99
Dec-00
Dec-01
Dec-02
Dec-03
Dec-04
Dec-05
Dec-06
Dec-07
Dec-08
Dec-09
MFA
S&P
S&P Fin

Source: Bloomberg

**Includes reinvestment of dividends through November 5, 2010*

MFA FINANCIAL, INC.

48% Growth in Book Value per Common Share over the last 21 Months


$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
Dollars Per Share
$5.29
$7.40
$7.83
December 31, 2008
December 31, 2009
September 30, 2010

MFA FINANCIAL, INC.

Investment in Residential MBS Including Both Agency MBS and Non-Agency MBS

At September 30, 2010 ($ in Millions)	Agency MBS	Non-Agency MBS *(1)*	Cash	Other, net	Total
Amortized cost	$ 5,960	$ 2,147	$ 312	$ 40	$ 8,459
Asset fair value	$ 6,181	$ 2,351	$ 312	$ 40	$ 8,884
Less repurchase agreement borrowings	(5,239)	(1,179)	-	-	(6,418)
= Equity allocated	$ 942	$ 1,172	$ 312	$ 40	$ 2,466
Swaps at fair value	-	-	-	(175)	(175)
=Net equity allocated	$ 942	$ 1,172	$ 312	$ (135)	$ 2,291
Debt/net equity ratio	5.56 x	1.01 x	-	-	2.80 x

For the Quarter Ended September 30, 2010	Agency MBS	Non-Agency MBS	Cash	Other, net	Total
Yield on Assets	3.93%	9.27%	0.11%		4.98%
Less Cost of Funds	2.32% *(2)*	1.79%	0.00%		2.23%
Spread	1.61%	7.48%	0.11%		2.75%

For additional detail regarding the above table, see MFA's 2010 Third Quarter Financial Results press release, issued on November 4, 2010.

(1) Includes Non-Agency MBS and repurchase agreement borrowings underlying MBS Forwards.

(2) Includes effect of Swaps.

MFA FINANCIAL, INC.

Higher Yielding Non-Agency MBS generated approximately 60% of MFA's Third Quarter Core Net Interest Income


< 1%
Non-Agency MBS: $41,438
Agency MBS: $28,192
Cash: $121

Dollars in Thousands

** Core Net Interest Income includes $9.5 million interest income on Non-Agency MBS and $1.7 million interest expense on repurchase agreement borrowings underlying MBS Forwards.*

MFA FINANCIAL, INC.

Strategically Positioning Agency MBS Portfolio

The Agency MBS Portfolio (which is more sensitive to potential increases in prepayments and interest rates) has been reduced from in excess of $10 Billion to $6.2 Billion

MFA Agency Portfolio


Billions of Dollars
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
$10.2
$6.2
June 2008
September 2010

MFA FINANCIAL, INC.

MFA is acquiring Agency MBS to replace runoff

- The majority of our assets will continue to be whole-pool Agency MBS due to the attractiveness of the asset class.
- The yield curve remains steep and incremental spreads on Agency MBS remain attractive.
- Tighter underwriting standards moderate voluntary prepayment rates.

Strategically Increasing Non-Agency MBS Portfolio

MFA continues to identify high-yielding Non-Agency MBS at discounted prices

MFA Non-Agency Portfolio*


Millions of Dollars
$2,500
$2,000
$1,500
$1,000
$500
$0
$204
$2,351
December 2008
September 2010

**Includes $546 million fair value of Non-Agency MBS underlying MBS Forwards at September 30, 2010.*

MFA Strategy - Non-Agency MBS*

MFA FINANCIAL, INC.

- MFA owns $2.4 billion market value of Non-Agency MBS. These Non-Agency MBS have an average amortized cost of 68% of par.
- In the Third Quarter of 2010, these assets generated a loss adjusted yield of 9.3% on an unlevered basis.
- These high yielding assets are less sensitive to changes in the yield curve and interest rates. The return on discounted Non-Agency MBS increases if prepayments increase.

**As of September 30, 2010 and includes Non-Agency MBS underlying MBS Forwards.*

MFA FINANCIAL, INC.

Deeply discounted purchase price, substantial credit reserve and 8.00% credit enhancement mitigate credit risk

Non-Agency Portfolio

As of September 30, 2010*

Current Face

$3,150,662


OTTI
$21,587
1%
Purchase
Price
$2,146,955
68%
Purchase
Discount, Net
$982,120
31%
OTTI
$21,587
1%
Credit
Reserve
$723,114
23%
Accretable
Discount, Net
$259,006
8%

Dollars in Thousands

**Includes $546 million fair value of Non-Agency MBS underlying MBS Forwards.*

Other than temporary impairments (OTTI) have been taken on certain non-agency MBS.

MFA

is positioned with the requisite expertise to benefit from investment in Agency and Non-Agency Residential MBS

MFA
FINANCIAL, INC.